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                                                                    EXHIBIT 4.10

                            HELLER FINANCIAL, INC.

                       7.375% NOTE DUE NOVEMBER 1, 2009

No.__                                                           US  $___________
CUSIP No. 423328BM4


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     HELLER FINANCIAL, INC., a Delaware corporation (hereinafter called the "Company," which term shall include any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of $___________ (______ ___________ DOLLARS), at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, on November 1, 2009 (the "Maturity Date") in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from November 8, 1999, or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 of each year, commencing May 1, 2000, through the Maturity Date (each an "Interest Payment Date"), until the principal hereof is paid or has been duly provided for, at the rate of 7.375% per annum at such office or agency of the Company in the Borough of Manhattan, The City of New York, in like coin or currency; provided, however, that at the option of the Company, interest may be paid by check to the Holder hereof entitled thereto at such Holder's last address as it appears on the Securities Register, and principal may be paid by check to the Holder hereof or other Person entitled thereto against surrender of this Note.

     If any Interest Payment Date does not fall on a Business Day (as defined below), the interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment
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shall accrue for the period from and after such Payment Date. However, if such
Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day.

     "Business Day" is any day which is not a Saturday or Sunday or a legal holiday in New York, New York, Boston, Massachusetts or Hartford, Connecticut on which banking institutions are authorized or required by law, regulation or executive order to close.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the fifteenth day immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Interest Payment Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a record date not more than 15 days and not less than 10 days prior to the date fixed by the Trustee for payment of such defaulted interest and not less than 10 days after the receipt by the Trustee from the Company of notice of the proposed payment, notice of which record date shall be given to Holders of Notes not less than 10 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     If the Maturity Date is a day that is not a Business Day, payment of principal and interest on the Maturity Date shall be postponed to the next Business Day and, if paid on that Business Day, such payment shall be deemed timely made.

     Additional provisions of this Note are set forth on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose, or be entitled to any benefit under the Indenture, until the certificate of authentication thereon shall have been signed by the Trustee.

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     WITNESS the Company has caused this instrument to be duly executed under its corporate seal.

     THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.


Dated: [November 8, 1999]

                                        HELLER FINANCIAL, INC.


                                        By: __________________________________
                                             Name:
                                             Title:


(Seal)

ATTEST:

__________________________

__________________________


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated and referred to in the within-mentioned Indenture.


                                        STATE STREET BANK AND TRUST COMPANY, as
                                        Trustee,


                                        By: __________________________________
                                             Name:
                                             Title:

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                               (Reverse of Note)

                            HELLER FINANCIAL, INC.

                       7.375% NOTE DUE NOVEMBER 1, 2009

     This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter call the "Securities") of the Company, all such Securities issued and to be issued under the Indenture for Senior Securities dated as of September 1, 1995 (herein, together with all indentures supplemental thereof, called the "Indenture") between the Company and State Street Bank and Trust Company, as successor to Shawmut Bank Connecticut, National Association, as Trustee (the "Trustee," which term shall include any successor entity under the Indenture). Reference is hereby made to the Indenture for a specific explanation of the rights and limitation of rights thereunder of the Holders of the Securities (including the Notes) and of the rights, obligations, duties and immunities of the Trustee and the Company with respect thereto. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of a series designated on the face hereof (the "Notes").

     All capitalized terms used but not defined in this Note have the meanings assigned to them in the Indenture.

     If any Event of Default with respect to the Notes, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     This Note is not subject to redemption prior to the Maturity Date. The Notes do not provide for any sinking fund.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series of Securities to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and

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of any Note issued upon the transfer herefor or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the offices or agencies of the Company to be maintained by the Trustee for that purpose in the Borough of Manhattan, the City of New York, duly endorsed by, or accompanied by an assignment in the form attached hereto and by such other documents satisfactory to the Company and the Securities Registrar duly executed by the Holder herefor or his attorney duly authorized in writing, and thereupon one or more new Notes of the same class is authorized denominations evidencing the same aggregate principal amount will be issued to the designated transferee or transferees. The Securities Registrar initially appointed under the Indenture for the Notes is State Street Bank and Trust Company.

     The Notes are issuable only in fully registered form without coupons in denominations of $100,000 and any integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for certificates representing a like aggregate principal amount of Notes of a like tenor and of a different authorized denominations, as requested by the Holder surrendering the same.

     This Security is exchangeable by the Company for certificated Notes in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor shall not be appointed as provided in the Indenture within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Note shall be exchangeable for certificated Notes in registered form or (z) an Event of Default, or an event which with the passage of time or the giving of notice would become an Event of Default, with respect to the Notes represented hereby has occurred and is continuing, provided that the certificated Notes so issued by the Company in exchange for this permanent global Note shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent global Note to be exchanged, and provided further that certificated Notes of this series in registered form will be exchanged for or on behalf of the persons identified by the Depositary as the beneficial owners of such Notes, as provided in the Indenture. Except as provided above, owners of beneficial interests in this permanent global Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

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     No recourse under or upon any obligation, covenant or agreement of the
Company in the Indenture or in this Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment, penalty or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof.

     The Company will be discharged from its obligations under the Notes and the Notes will be canceled, subject to the terms of the Indenture, upon the payment of all sums payable with respect to the Notes or upon the irrevocable deposit with the Trustee of cash or Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article VI of the Indenture.

     The Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM    - as tenants in common
         TEN ENT    - as tenants by the entireties
         JT TEN     - as joint tenants with right of survivorship
                          and not as tenants in common
         UNIF GIFT MIN ACT -

         ________________               Custodian _________________
             (Cust)                                    (Minor)


                       Under Uniform Gifts to Minors Act

                       ______________________________________________

     Additional abbreviations may also be used though not in the above list.

                          __________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


     PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

______________________________

______________________________

____________________________________________________________________
            (Please Print or Typewrite Name and Address of Assignee)

the within instrument of HELLER FINANCIAL, INC. and does hereby irrevocably constitute and appoint ____________________________________________________
___________________________________________________________________  Attorney to
transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Dated: ___________           _______________________________
                             Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration by enlargement or any change whatever.

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